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JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES


EXHIBIT 11 - STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


The weighted average number of common and common share equivalents on a primary basis are as follows:


                                                        FOR THE             FOR THE              FOR THE              FOR THE
                                                     THREE MONTHS         THREE MONTHS         NINE MONTHS          NINE MONTHS
                                                         ENDED               ENDED                ENDED                ENDED
                                                     SEPTEMBER 27,        SEPTEMBER 28,        SEPTEMBER 27,       SEPTEMBER 28,
                                                          1997                1996                 1997                 1996
                                                     -------------        -------------        -------------       -------------

Weighted average common shares outstanding             10,726,272           10,362,874           10,503,139           10,429,998

Shares issued from assumed exercise of
     incentive stock options(1)(2)                             --                   --                   --              185,718

Shares issued from assumed exercise of
     nonqualified stock options(1)(2)                          --                   --                   --               88,676
                                                      -----------          -----------          -----------          -----------

Weighted average number of shares outstanding,
     as adjusted                                       10,726,272           10,362,874           10,503,139           10,704,389
                                                      ===========          ===========          ===========          ===========

Loss from continuing operations                       $(3,289,000)         $(1,117,000)         $(8,374,000)         $(1,278,000)

Income (Loss) from discontinued operations                     --              (34,000)             126,000            4,722,000

Extraordinary loss                                             --                   --                   --             (527,000)
                                                      -----------          -----------          -----------          -----------

Net Income (Loss)                                      (3,289,000)          (1,151,000)          (8,248,000)           2,917,000

Dividends on Preferred Stock                                   --               41,000               81,000               84,000
                                                      -----------          -----------          -----------          -----------

Net Income available to common
     stockholders                                     $(3,289,000)         $(1,192,000)         $(8,329,000)         $ 2,833,000
                                                      ===========          ===========          ===========          ===========

Earnings (Loss) per common share:

     Income from continuing operations                $      (.31)         $      (.11)         $      (.80)         $      (.13)

     Discontinued operations                                   --                 (.01)                 .01                  .44

     Extraordinary loss                                        --                   --                   --                 (.05)
                                                      -----------          -----------          -----------          -----------

Earnings per common share                             $      (.31)         $      (.12)         $      (.79)         $       .26
                                                      ===========          ===========          ===========          ===========


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(1)      Shares issued from assumed exercise of options included the number of incremental shares which result from applying the "treasury stock method" for options.

(2) For the three months ended September 27, 1997 and September 28, 1996 and the nine months ended September 27, 1997, common shares from assumed exercise of stock options are not presented as they are antidilutive in periods for which a loss is reported.

Note: Fully diluted earnings per share are not presented because the difference from primary earnings per share is insignificant for all periods presented.